Exhibit 21.1

SUBSIDIARIES OF DASEKE, INC.

1.              B.C. Hornady and Associates, Inc. (Alabama)

2.              Boyd Bros. Transportation, Inc. (Delaware)

3.              Boyd Intermodal, LLC (Delaware)

4.              Boyd Logistics, L.L.C. (Alabama)

5.              Boyd Logistics Properties, LLC (Ohio)

6.              Bros. LLC (South Carolina)

7.              Bulldog Hiway Express (South Carolina)

8.              Bulldog Hiway Logistics, LLC (Delaware)

9.              Central Oregon Truck Company, Inc. (Oregon)

10.       Daseke Companies, Inc. (Delaware)

11.       Daseke Logistics, LLC (Delaware)

12.       Daseke Lone Star, Inc. (Delaware)

13.       E.W. Wylie Corporation (North Dakota)

14.       Hornady Logistics, LLC (Delaware)

15.       Hornady Transportation, L.L.C. (Alabama)

16.       Hornady Truck Line, Inc. (Alabama)

17.       J. Grady Randolph, Inc. (South Carolina)

18.       JGR Logistics, LLC (Delaware)

19.       Lone Star Heavy Haul, Inc. (Texas)

20.       Lone Star Project Specialists, Inc. (Texas)

21.       Lone Star Transportation, LLC (Texas)

22.       LST Equipment, Inc. (Texas)

23.       LST Holdings, Inc. (Texas)

24.       Mashburn Trucking, Inc. (Texas)

25.       Mid Seven Transportation Company (Iowa)

26.       National Rigging, Inc. (Texas)

27.       Randolph Brothers, LLC (South Carolina)

28.       Smokey Point Distributing, Inc. (Washington)

29.       SPD Trucking, LLC (Delaware)

30.       TexR Assets, L.L.C. (Texas)

31.       TexR Assets 2, L.L.C. (Texas)

32.       TexR Equipment, LLC (Texas)

33.       WTI Transport, Inc. (Alabama)